Exhibit 3.2




                   AMENDED AND RESTATED BY-LAWS
                                OF
               AQUAPENN SPRING WATER COMPANY, INC.
               A Pennsylvania Business Corporation










                           PREPARED BY:


                    Daniel E. Bright, Esquire
       McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
                       811 University Drive
                   State College, PA 16801-6699
                          (814)238-4926




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                        TABLE OF CONTENTS


                                                            Page
ARTICLE I - OFFICES
Section 1.01.  Offices.......................................  1
Section 1.02.  Additional Offices............................  1

ARTICLE II - MEETINGS OF THE SHAREHOLDERS
Section 2.01.  Time and Place................................  1
Section 2.02.  Annual Meeting................................  2
Section 2.03.  Notice of Annual Meeting......................  2
Section 2.04.  Special Meetings..............................  2
Section 2.05.  Notice of Special Meetings....................  3
Section 2.06.  Business of Special Meetings..................  3
Section 2.07.  List of Shareholders..........................  3
Section 2.08.  Quorum and Adjournments.......................  5
Section 2.09.  Voting........................................  6
Section 2.10.  Action by Consent.............................  6

ARTICLE III - DIRECTORS
Section 3.01.  General Powers, Number and Tenure.............  7
Section 3.02.  Vacancies.....................................  7
Section 3.03.  Removal or Resignation........................  8
Section 3.04.  Meetings of the Board.........................  8
Section 3.05.  First Meeting of the New Board................  8
Section 3.06.  Annual Meeting................................  9
Section 3.07.  Regular Meeting...............................  9
Section 3.08.  Special Meetings..............................  9
Section 3.09.  Quorum........................................  9
Section 3.10.  Compensation.................................. 10
Section 3.11.  Action by Consent............................. 10
Section 3.12.  Meeting by Telephone or Similar Equipment..... 10

ARTICLE IV - COMMITTEES
Section 4.01.  Executive Committee........................... 11
Section 4.02.  Powers........................................ 11
Section 4.03.  Rules Procedure and Meetings.................. 11
Section 4.04.  Quorum........................................ 12
Section 4.05.  Other Committees.............................. 12
Section 4.06.  Committee Changes............................. 12
Section 4.07.  Compensation.................................. 12
Section 4.08.  Action by Consent............................. 13
Section 4.09.  Meetings by Telephone or Similar Equipment.... 13

ARTICLE V - NOTICES
Section 5.01.  Form and Delivery............................. 13
Section 5.02.  Waiver........................................ 14

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ARTICLE VI - OFFICERS
Section 6.01.  Designations.................................. 14
Section 6.02.  Term of and Removal from Office............... 15
Section 6.03.  Compensation.................................. 15
Section 6.04.  The Chairman of the Board..................... 16
Section 6.05.  The President................................. 16
Section 6.06.  The Vice President............................ 16
Section 6.07.  The Secretary................................. 17
Section 6.08.  The Assistant Secretary....................... 17
Section 6.09.  The Treasurer................................. 18
Section 6.10.  The Assistant Treasurer....................... 18

ARTICLE VII - INDEMNIFICATION AND PERSONAL LIABILITY
Section 7.01.  Indemnification of Directors and Officers..... 19
Section 7.02.  Advancement of Expenses....................... 20
Section 7.03.  Employee Benefit Plans........................ 20
Section 7.04.  Security of Indemnification Obligations....... 21
Section 7.05.  Reliance Upon Provisions...................... 21
Section 7.06.  Amendment or Repeal........................... 21
Section 7.07.  Scope of Article.............................. 22
Section 7.08.  Personal Liability of Directors............... 23

ARTICLE VIII - AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS
Section 8.01.  Affiliated Transactions....................... 23
Section 8.02.  Determining Quorum............................ 24

ARTICLE IX - STOCK CERTIFICATES
Section 9.01.  Form and Signatures........................... 25
Section 9.02.  Registration of Transfer...................... 25
Section 9.03.  Registered Shareholders....................... 26
Section 9.04.  Record Date................................... 26
Section 9.05.  Lost, Stolen or Destroyed Certificates........ 27

ARTICLE X - GENERAL PROVISIONS
Section 10.01.  Dividends.................................... 28
Section 10.02.  Reserves..................................... 28
Section 10.03.  Fiscal Year.................................. 28
Section 10.04.  Corporate Seal............................... 28
Section 10.05.  Notices...................................... 28
Section 10.06.  Waiver....................................... 29

ARTICLE XI - AMENDMENTS
Section 11.01.  Amendments................................... 30

CERTIFICATION................................................ 30

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                 AMENDED AND RESTATED BY-LAWS OF
               AQUAPENN SPRING WATER COMPANY, INC.
               A Pennsylvania Business Corporation

                            ARTICLE I
                             OFFICES

         Section 1.01. Offices. The registered office shall be located at One AquaPenn Drive, Milesburg, Centre County,
Pennsylvania, or at such other place as the Board of Directors may from time to time determine.

         Section 1.02. Additional Offices. The Corporation may also have offices at such other places, both within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                            ARTICLE II
                   MEETINGS OF THE SHAREHOLDERS

         Section 2.01. Time and Place. All meetings of the shareholders shall be held at the registered office or such other places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.


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         Section 2.02. Annual Meeting. A meeting of the
shareholders shall be held in each calendar year for the election of directors at such time and place as the Board of Directors shall determine. If the annual meeting shall not be called and held during such calendar year, any shareholder may call such meeting at any time thereafter. Elections for directors need not be by written ballot, except upon demand by a shareholder at the election and before the voting begins.

         Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and time thereof, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

         Section 2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, other than those regulated by statute or by the Articles of Incorporation, may be called at any time by the President, or the Chairman of the Board, if any, or the holder of not less than one-fifth (1/5) of all the shares issued and outstanding and entitled to vote at the particular meetings, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not less than ten (10) nor more than sixty (60) days thereafter, as the Secretary may fix. If the Secretary shall neglect or refuse

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to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

         Section 2.05. Notice of Special Meetings. Written notice of any special meeting of the shareholders stating the place, the date and hour and the general nature of the business to be transacted thereat, shall be given personally or by sending a copy thereof through the mail, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Corporation, not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

         Section 2.06.  Business of Special Meetings.  Business
transacted at all special meetings shall be confined to the business stated in the call.

         Section 2.07.  Presiding Officer and Order of Business.
              A.  Meetings of the shareholders shall be
presided over by the Chairman of the Board. If he is not present, or if there is none, they shall be presided over by the President, or, if he is not present or if there is none, by a Vice President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, a

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person chosen by the Board of Directors, shall act as Secretary at meetings of the shareholders; if no such person is present or has been chosen, the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as Secretary of the meeting.

              B. The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

                  1.   Call of the meeting to order.

                  2.   Presentation of proof of mailing of the
notice of the meeting and, if the meeting is a special meeting, the call thereof.

                  3.   Presentation of proxies.

                  4.   Announcement that a quorum is present.

                  5.   Reading and approval of the minutes of
the previous meeting.

                  6.   Reports, if any, of officers.

                  7. Election of Directors, if the meeting is an annual meeting or a meeting called for that purpose.

                  8. Consideration of the specific purpose or purposes other than the election of Directors, for which the meeting has been called, if the meeting is a special meeting.

                  9. Transaction of such other business as may properly come before the meeting.

                  10.  Adjournment.

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         Section 2.08. Quorum and Adjournments. The presence in
person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for the transaction of business at, all meetings of the shareholders, except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty (30) days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned

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meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

         Section 2.09.  Voting.
              A. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, each shareholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation. Shareholders shall not be entitled to cumulate said votes.

              B. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Articles of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

         Section 2.10. Action by Consent. Any action required or permitted by law or the Articles of Incorporation to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of the shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent

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shall be given to those shareholders who have not consented in writing thereto.


                           ARTICLE III
                            DIRECTORS

         Section 3.01. General Powers, Number and Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the shareholders. The number of directors shall be determined by the Board of Directors but in no event shall the number of directors exceed seventeen (17); if no such determination is made, the number of directors shall be five
(5). The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.02 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be shareholders.

         Section 3.02. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the remaining members of the Board, although less than a quorum, or by a sole remaining director. Each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any

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special meeting duly called for that purpose and held prior thereto.

         Section 3.03.  Removal or Resignation.
              A. Except as otherwise provided by law or the Articles of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

              B. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

         Section 3.04. Meetings of the Board. The meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania, or elsewhere, as the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

         Section 3.05. First Meeting of the New Board. The first meeting of each newly-elected board may be held at the same place and immediately after the meeting at which such directors were elected, and no notice need be given to the newly-elected directors in order legally to constitute the meeting; or it may convene at such time and place as may be fixed by the consent or consents in writing of all the directors.

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         Section 3.06. Annual Meeting. The annual meeting of each
newly-elected Board of Directors shall be held immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly-elected directors in order to constitute the meeting legally, provided a quorum shall be present.

         Section 3.07.  Regular Meeting.  Additional regular
meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors.

         Section 3.08. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any director on at least two (2) days' notice to each director, if such notice is delivered personally or sent by telegram, or on at least three (3) days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, the President, the Secretary or two (2) or more directors in like manner and on like notice on the written request of one-half (1/2) or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI.

         Section 3.09. Quorum. At all meetings of the board, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by

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the Articles of Incorporation or by these Amended and Restated
By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which such adjournment is taken, until a quorum shall be present.

         Section 3.10. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the unanimous action of the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

         Section 3.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

         Section 3.12.  Meeting by Telephone or Similar
Communications Equipment. The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all directors

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participating in the meeting can hear each other, and
participation in such a meeting shall constitute presence in person by any such director at such meeting.


                            ARTICLE IV
                            COMMITTEES

         Section 4.01. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one (1) or more directors, one (1) of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

         Section 4.02. Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the corporate seal to be affixed to all papers that may require it.

         Section 4.03. Rules of Procedure and Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of

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Directors from time to time. The Chairman of the Executive
Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

         Section 4.04. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one (1) member is authorized under the provisions of Section 4.01 of this Article, one (1) member shall constitute a quorum.

         Section 4.05. Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, powers and authority as it shall prescribe to the extent permitted by law. Each such committee shall consist of one (1) or more directors.

         Section 4.06.  Committee Changes.  The Board of
Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 4.07. Compensation. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as

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may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation and reimbursement of reasonable expenses under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

         Section 4.08. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

         Section 4.09. Meetings by Telephone or Similar
Communications Equipment. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.


                            ARTICLE V
                             NOTICES

         Section 5.01. Form and Delivery. Whenever a provision of any law, the Articles of Incorporation or these Amended and

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Restated By-Laws requires that notice be given to any director or shareholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing by mail addressed to the address of the director or shareholder as it appears on the records of the Corporation, with postage prepaid. These notices shall be deemed to be given when they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.

         Section 5.02. Waiver. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation or these Amended and Restated By-Laws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any shareholder who attends a meeting or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting the lack of notice, shall be conclusively deemed to have waived notice of such meeting.


                            ARTICLE VI
                             OFFICERS

         Section 6.01.  Designations.  The officers of the
Corporation shall be chosen by the Board of Directors and shall

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be a President, a Vice-President or Vice-Presidents, a Secretary
and a Treasurer. All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Amended and Restated By-Laws provide otherwise.

              Section 6.02. Term of and Removal from Office. At its first regular meeting after each annual meeting of the shareholders, the Board of Directors shall choose a President, a Vice President or Vice-Presidents, a Secretary and a Treasurer. It may also choose a Chairman of the Board, one (1) or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

         Section 6.03. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

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         Section 6.04. The Chairman of the Board. The Chairman of
the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the shareholders and of the Board of Directors.

         Section 6.05.  The President.
              A. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board are carried into effect.

              B. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         Section 6.06. The Vice President. The Vice President, if any, or in the event there be more than one (1), the Vice

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Presidents in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 6.07. The Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the corporate seal, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it and, when so affixed, the corporate seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the corporate seal and to attest the affixing thereof by his signature.

         Section 6.08. The Assistant Secretary. The Assistant Secretary, if any, or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election,

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shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 6.09. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation in accordance with the order of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board if any, the President and the Board of Directors, whenever they may require it or at regular meetings of the Board of Directors, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 6.10. The Assistant Treasurer. The Assistant Treasurer, if any, or in the event there shall be more than one
(1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other

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powers as may from time to time be prescribed by the Board of
Directors.


                           ARTICLE VII
              INDEMNIFICATION AND PERSONAL LIABILITY

         Section 7.01. Indemnification of Directors and Officers. The Corporation shall indemnify any director or officer or employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purposes of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purpose of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law including, without limitation, indemnification against expenses (which shall include for purposes of this Article, attorneys' fees and

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disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

         Section 7.02. Advancement of Expenses. The Corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section 7.01 of this Article in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

         Section 7.03. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as a fiduciary with respect to an employee benefit plan where the performance by

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such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         Section 7.04. Security of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

         Section 7.05.  Reliance Upon Provisions.  Each person
who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

         Section 7.06.  Amendment or Repeal.  Notwithstanding
anything contained in Article XI of these Amended and Restated
By-Laws, upon approval by the shareholders of the Corporation,

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this Article shall not be repealed or amended or modified to limit the indemnification rights provided hereunder except by action of the shareholders. All rights to indemnification under this Article shall be deemed a contract between the Corporation and the person entitled to indemnification under this Article pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

         Section 7.07. Scope of Article. The indemnification, as authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 7.08. Personal Liability of Directors. To the fullest extent that the laws of the Commonwealth of Pennsylvania,

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as in effect on January 27, 1987, or as thereafter amended, permit elimination or limitation on the liability of directors, a director shall not be personally liable as a director for monetary damages, as such, for any action taken, or any failure to take any action, unless:

              A. The director has breached or failed to perform the duties of his office as defined under Section 8363 of Title
42 of the Pennsylvania Consolidated Statutes (relating to standard of care and justifiable reliance); and

              B. The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Provided however, that the provisions of this section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to a local, state or federal law. No amendment to or repeal of this section shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                           ARTICLE VIII
         AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

         Section 8.01. Affiliated Transactions. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in

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which one (1) or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

              A. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by the affirmative vote of the disinterested directors, even though the disinterested directors be less than a quorum; or

              B. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

              C. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

         Section 8.02.  Determining Quorum.  Common or
interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

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                            ARTICLE IX
                        STOCK CERTIFICATES

         Section 9.01.  Form and Signatures.
              A.  Every holder of shares of stock of the
Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the corporate seal. The signatures and the corporate seal may be facsimile. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed a certificate, or whose facsimile signature was placed on a certificate, shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

              B. All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

         Section 9.02. Registration of Transfer. Upon surrender to the corporation and/or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new

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certificate to the person entitled thereto, cancel the old
certificate and record the transaction upon its books.

         Section 9.03.  Registered Shareholders.
              A. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

              B. If a shareholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the shareholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

         Section 9.04. Record Date. In order that the Corporation may determine the shareholders of record who are entitled to receive notice of, or to vote at, any meeting of the shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the

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Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of the shareholders shall apply to any adjournment of the meeting taken pursuant to Section
2.09 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 9.05. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such a manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

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                            ARTICLE X
                        GENERAL PROVISIONS

         Section 10.01. Dividends. Subject to the provisions of law and the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the Corporation's capital stock.

         Section 10.02. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the shareholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved for any proper purpose, and may, from time to time, increase, diminish or vary such amount.

         Section 10.03.  Fiscal Year.  The fiscal year of the
Corporation shall be determined from time to time by the Board of Directors.

         Section 10.04.  Corporate Seal.  The corporate seal
shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "corporate seal" and "Pennsylvania."

         Section 10.05.  Notices.  Whenever, under the
provisions of the statutes or of the Articles of Incorporation or

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of these Amended and Restated By-Laws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.

         Section 10.06. Waiver. Whenever any written notice is required to be given by statute or by the Articles of Incorporation or by these Amended and Restated By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice. Except in the case of a special meeting of the shareholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

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                            ARTICLE XI
                            AMENDMENTS

         Section 11.01. Amendments. The By-Laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened (excepting those matters which are by statute reserved exclusively to the shareholders) subject always to the power of the shareholders to change such action by the directors.

Effective: October 2, 1995


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